Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER EARNINGS

RESULTS AND 31st YEAR OF CONSECUTIVE EARNINGS GROWTH

ABILENE, Texas, January 25, 2018 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the fourth quarter of 2017 of $36.14 million, up $9.48 million when compared with earnings of $26.67 million in the same quarter last year. Basic earnings per share were $0.55 for the fourth quarter of 2017 compared with $0.40 in the same quarter a year ago. Of the $9.48 million increase in net income during the quarter when compared to the same quarter a year ago, $7.65 million resulted from the recent enactment of tax legislation that reduced the corporate tax rate from 35 percent to 21 percent. This amount represents the net effect of the Company’s revaluation of its deferred tax assets and liabilities using the new tax rate. Without this adjustment, earnings for the quarter would have been $28.49 million with an adjusted basic earnings per share of $0.43.

Net interest income for the fourth quarter of 2017 was $60.89 million compared with $56.54 million in the same quarter of 2016. The net interest margin, on a taxable equivalent basis, was 4.00 percent for the fourth quarter of 2017 compared to 3.94 percent in the third quarter of 2017 and 4.01 percent in the fourth quarter of 2016. Included in interest income for the fourth quarter of 2017 was $439 thousand, or three basis points in net interest margin, related to discount accretion from fair value accounting related to the Conroe and Orange acquisitions.

The provision for loan losses was $1.44 million in the fourth quarter of 2017 compared with $1.42 million in the third quarter of 2017 and $1.99 million in the fourth quarter of 2016. The continued provision for loan losses in 2017 reflects growth in the loan portfolio and the continued levels of gross charge-offs. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.57 percent at December 31, 2017, compared with 0.63 percent at September 30, 2017, and 0.86 percent at December 31, 2016. Classified loans totaled $117.21 million at December 31, 2017, compared to $121.29 million at September 30, 2017, and $127.80 million at December 31, 2016.

At December 31, 2017, loans with oil and gas industry exposure totaled 1.72 percent of gross loans. These loans comprised $20.35 million of the classified loan totals and $1.41 million of the nonperforming loan totals. In addition, there were no net charge-offs related to these oil and gas loans for the quarter ended December 31, 2017. At December 31, 2017, the Company’s allowance for loan loss reserve specific to its total oil and gas loan portfolio totaled 7.90 percent of total oil and gas loans.

Noninterest income increased 2.67 percent in the fourth quarter of 2017 to $22.30 million compared with $21.72 million in the same quarter a year ago. Trust fees increased $702 thousand to $5.89 million in the fourth quarter of 2017 compared with $5.19 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $5.13 billion from $4.37 billion a year ago as well as the continued increases in oil and gas prices. ATM, interchange and credit card fees increased 3.04 percent to $6.58 million compared with

$6.39 million in the same quarter last year due to continued growth in debit cards. Service charges on deposits increased 2.66 percent to $4.90 million compared with $4.77 million in the same quarter a year ago due to continued growth in net new accounts. Offsetting these increases was a decrease in real estate mortgage fees of $624 thousand or 14.73 percent compared to the same quarter a year ago, partially due to a slowdown in refinance activity and the sale of the mortgage servicing portfolio in July 2017.

Noninterest expense for the fourth quarter of 2017 totaled $44.10 million compared to $41.99 million in the fourth quarter of 2016. The Company’s efficiency ratio in the fourth quarter of 2017 was 49.37 percent compared with 49.61 percent in the same quarter last year. The increase in noninterest expense in the fourth quarter of 2017 was driven by a $1.35 million increase in salary and employee benefit expense, primarily due to merit based pay increases and profit sharing expenses, an increase of $531 thousand in software amortization and expense primarily resulting from a write-off of internally developed software and the addition of approximately $222 thousand in various expenses related to the Company’s recent acquisition of Commercial Bancshares, Inc. and its wholly-owned subsidiary, Commercial State Bank, Kingwood, Texas, effective January 1, 2018.

For the year ended December 31, 2017, net income increased $15.60 million ($7.65 million was attributed to the change in the corporate tax rate) to $120.37 million from $104.77 million in 2016, marking 2017 as the 31st consecutive year of earnings increases for the Company. Basic earnings per share in 2017 rose to $1.82 from $1.59 in the previous year. Without the tax adjustment in the fourth quarter mentioned above, earnings for the year would have been $112.72 million with an adjusted basic earnings per share of $1.70.

Net interest income increased $9.85 million for the year to $236.69 million from $226.84 million a year ago. The provision for loan losses for 2017 totaled $6.53 million compared with $10.21 million in 2016. Noninterest income was $91.02 million in 2017 compared with $85.13 million in 2016. Noninterest expense rose to $173.99 million in 2017 compared with $165.83 million a year ago.

As of December 31, 2017, consolidated assets for the Company totaled $7.25 billion compared with $6.81 billion at December 31, 2016. Loans totaled $3.50 billion at year end compared with loans of $3.38 billion a year ago. Deposits totaled $5.96 billion at December 31, 2017, compared to $5.48 billion a year ago. Shareholders’ equity rose to $922.77 million at year end compared with $837.89 million at December 31, 2016.

“We are pleased to report the 31st consecutive year of increased earnings for the Company,” said F. Scott Dueser, Chairman, President and CEO. “We are excited to welcome Commercial State Bank of Kingwood to the First Financial family at the beginning 2018. As we continue to visit with other potential acquisition candidates, we are working diligently on organically growing loans and deposits while reducing expenses to reward our shareholders, customers and employees even more.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 73 locations in Texas, following the close of this acquisition, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2017				2016
	Dec 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$209,583	$177,615	$163,435	$163,674	$204,782
Interest-bearing deposits in banks	162,764	166,820	53,336	55,165	48,574
Interest-bearing time deposits in banks	1,458	1,458	1,458	1,707	1,707
Fed funds sold	—	—	3,740	3,840	3,130
Investment securities	3,087,473	2,885,483	2,964,618	3,018,393	2,860,958
Loans	3,500,699	3,491,346	3,457,679	3,386,141	3,384,205
Allowance for loan losses	(48,156)	(47,922)	(47,410)	(46,192)	(45,779)

Net loans	3,452,543	3,443,424	3,410,269	3,339,949	3,338,426
Premises and equipment	124,026	125,668	123,620	122,787	122,685
Goodwill	139,971	139,971	139,971	139,971	139,971
Other intangible assets	1,172	1,384	3,149	3,464	3,632
Other assets	75,725	67,341	83,796	81,420	86,066

Total assets	$7,254,715	$7,009,164	$6,947,392	$6,930,370	$6,809,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,041,650	$1,949,174	$1,856,439	$1,827,609	$1,717,722
Interest-bearing deposits	3,921,311	3,748,286	3,770,170	3,834,359	3,760,817

Total deposits	5,962,961	5,697,460	5,626,609	5,661,968	5,478,539
Borrowings	331,000	351,435	379,324	360,264	445,770
Other liabilities	37,986	53,713	54,017	48,784	47,737
Shareholders’ equity	922,768	906,556	887,442	859,354	837,885

Total liabilities and shareholders’ equity	$7,254,715	$7,009,164	$6,947,392	$6,930,370	$6,809,931

	Quarter Ended
	2017				2016
	Dec 31,	Sept. 30,	June 30,	Mar. 31,	Dec 31,
INCOME STATEMENTS
Interest income	$63,456	$62,554	$61,182	$58,783	$57,979
Interest expense	2,562	2,866	2,097	1,763	1,443

Net interest income	60,894	59,688	59,085	57,020	56,536
Provision for loan losses	1,440	1,415	1,725	1,950	1,993

Net interest income after provision for loan losses	59,454	58,273	57,360	55,070	54,543
Noninterest income	22,302	24,260	23,170	21,286	21,721
Noninterest expense	44,096	43,964	43,775	42,152	41,990

Net income before income taxes	37,660	38,569	36,755	34,204	34,274
Income tax expense	9,167	9,195	8,500	7,605	7,608
Tax benefit from tax rate change	(7,650)	—	—	—	—

Net income	$36,143	$29,374	$28,255	$26,599	$26,666

PER COMMON SHARE DATA
Net income — basic	$0.55	$0.44	$0.43	$0.40	$0.40
Net income — diluted	0.54	0.44	0.43	0.40	0.40
Cash dividends declared	0.19	0.19	0.19	0.18	0.18
Book Value	13.93	13.69	13.41	12.99	12.68
Market Value	$45.05	$45.20	$44.20	$40.10	$45.20
Shares outstanding — end of period	66,260,444	66,223,957	66,170,312	66,131,832	66,094,695
Average outstanding shares — basic	66,191,995	66,140,518	66,100,089	66,073,399	66,037,447
Average outstanding shares — diluted	66,428,871	66,417,281	66,344,943	66,363,222	66,307,119

PERFORMANCE RATIOS
Return on average assets	2.02%	1.65%	1.64%	1.57%	1.59%
Return on average equity	15.79	12.95	12.94	12.74	12.44
Net interest margin (tax equivalent)	4.00	3.94	4.05	4.03	4.01
Efficiency ratio	49.37	48.16	49.32	49.67	49.61

	Year Ended Dec 31,
	2017	2016
INCOME STATEMENTS
Interest income	$245,975	$232,288
Interest expense	9,288	5,451

Net interest income	236,687	226,837
Provision for loan losses	6,530	10,212

Net interest income after provision for loan losses	230,157	216,625
Noninterest income	91,017	85,132
Noninterest expense	173,986	165,830

Net income before income taxes	147,188	135,927
Income tax expense	34,467	31,153
Tax benefit from tax rate change	(7,650)	—

Net income	$120,371	$104,774

PER COMMON SHARE DATA
Net income — basic	$1.82	$1.59
Net income — diluted	1.81	1.59
Cash dividends declared	0.75	0.70
Book Value	13.93	12.68
Market Value	$45.05	$45.20
Shares outstanding — end of period	66,260,444	66,094,695
Average outstanding shares — basic	66,126,863	66,013,004
Average outstanding shares — diluted	66,324,330	66,102,886

PERFORMANCE RATIOS
Return on average assets	1.72%	1.59%
Return on average equity	13.63	12.36
Net interest margin (tax equivalent)	4.01	4.08
Efficiency ratio	49.26	49.22

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2017				2016
	Dec 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$47,922	$47,410	$46,192	$45,779	$45,298
Loans charged off	(1,440)	(1,180)	(1,174)	(2,026)	(1,774)
Loan recoveries	234	277	667	489	262

Net recoveries (charge-offs)	(1,206)	(903)	(507)	(1,537)	(1,512)
Provision for loan losses	1,440	1,415	1,725	1,950	1,993

Balance at end of period	$48,156	$47,922	$47,410	$46,192	$45,779

Allowance for loan losses / period-end loans	1.38%	1.37%	1.37%	1.36%	1.35%
Allowance for loan losses / nonperforming loans	259.11	243.57	210.95	159.48	161.44
Net charge-offs / average loans (annualized)	0.14	0.10	0.06	0.18	0.18

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$37,079	$35,237	$27,999	$23,341	$24,787
Substandard	80,131	86,057	89,609	99,280	103,015
Doubtful	—	—	—	—	—

Total classified loans	$117,210	$121,294	$117,608	$122,621	$127,802

NONPERFORMING ASSETS
Nonaccrual loans	$17,670	$18,750	$21,489	$28,080	$27,371
Accruing troubled debt restructured loans	627	668	672	695	701
Accruing loans 90 days past due	288	257	314	190	284

Total nonperforming loans	18,585	19,675	22,475	28,965	28,356
Foreclosed assets	1,532	2,401	2,245	1,553	644

Total nonperforming assets	$20,117	$22,076	$24,720	$30,518	$29,000

As a % of loans and foreclosed assets	0.57%	0.63%	0.71%	0.90%	0.86%
As a % of end of period total assets	0.28	0.31	0.36	0.44	0.43

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$60,164	$69,433	$70,187	$75,262	$78,483
Oil and gas loans as a % of total loans	1.72%	1.99%	2.03%	2.22%	2.32%
Classified oil and gas loans	20,346	21,817	24,404	29,077	32,518
Nonaccrual oil and gas loans	1,414	1,569	2,860	3,208	4,092
Net charge-offs for oil and gas loans	—	—	50	—	105
Allowance for oil and gas loans as a % of oil and gas loans	7.90%	6.03%	7.24%	6.59%	6.28%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	18.66%	18.35%	17.79%	17.56%	17.30%
Tier 1 capital ratio	18.66	18.35	17.79	17.56	17.30
Total capital ratio	19.85	19.54	18.97	18.72	18.45
Tier 1 leverage	11.09	10.84	10.79	10.60	10.71
Equity to assets	12.72	12.93	12.77	12.40	12.30

	Quarter Ended
	2017				2016
	Dec 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
NONINTEREST INCOME
Trust fees	$5,891	$6,040	$5,747	$6,017	$5,189
Service charges on deposits	4,900	5,083	4,883	4,550	4,773
ATM, interchange and credit card fees	6,584	6,340	6,598	6,164	6,390
Real estate mortgage fees	3,613	3,891	4,188	3,417	4,237
Net gain on sale of available-for-sale securities	3	1,075	747	3	117
Net gain (loss) on sale of foreclosed assets	(8)	(11)	(72)	41	112
Net gain (loss) on sale of assets	(185)	(15)	(200)	4	(103)
Interest on loan recoveries	232	405	337	154	141
Other noninterest income	1,272	1,452	942	936	865

Total noninterest income	$22,302	$24,260	$23,170	$21,286	$21,721

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$22,760	$23,052	$22,508	$22,233	$21,742
Profit sharing expense	1,661	1,091	957	1,026	1,329
Loss from partial settlement of pension plan	—	—	—	—	267
Net occupancy expense	2,439	2,711	2,771	2,600	2,534
Equipment expense	3,369	3,294	3,665	3,437	3,293
FDIC insurance premiums	560	561	550	547	525
ATM, interchange and credit card expenses	1,935	2,001	1,803	1,713	1,879
Legal, tax and professional fees	2,580	2,396	2,526	2,478	2,386
Audit fees	338	356	379	419	331
Printing, stationery and supplies	567	449	536	438	590
Amortization of intangible assets	136	143	165	168	168
Advertising and public relations	1,689	1,527	1,576	1,544	1,574
Operational and other losses	553	1,081	574	985	717
Software amortization and expense	1,056	742	995	500	525
Other noninterest expense	4,453	4,560	4,770	4,064	4,130

Total noninterest expense	$44,096	$43,964	$43,775	$42,152	$41,990

TAX EQUIVALENT YIELD ADJUSTMENT	$6,125	$6,312	$6,509	$6,550	$6,391

	Year Ended Dec 31,
	2017	2016
NONINTEREST INCOME
Trust fees	$23,694	$19,636
Service charges on deposits	19,416	18,386
ATM, interchange and credit card fees	25,686	23,910
Real estate mortgage fees	15,109	16,086
Net gain (loss) on sale of available-for-sale securities	1,828	1,270
Net gain (loss) on sale of foreclosed assets	(50)	456
Net gain (loss) on sale of assets	(396)	168
Interest on loan recoveries	1,128	2,112
Other noninterest income	4,602	3,108

Total noninterest income	$91,017	$85,132

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$90,552	$87,518
Profit sharing expense	4,735	3,221
Loss from partial settlement of pension plan	—	267
Net occupancy expense	10,521	10,420
Equipment expense	13,765	13,479
FDIC insurance premiums	2,217	2,680
ATM, interchange and credit card expenses	7,452	7,231
Legal, tax and professional fees	9,980	9,092
Audit fees	1,492	1,593
Printing, stationery and supplies	1,989	2,093
Amortization of intangible assets	613	738
Advertising and public relations	6,334	6,284
Operational and other losses	3,192	2,170
Software amortization and expense	3,295	2,006
Other noninterest expense	17,849	17,038

Total noninterest expense	$173,986	$165,830

TAX EQUIVALENT YIELD ADJUSTMENT	$25,495	$24,942

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Dec. 31, 2017			Three Months Ended Sept. 30, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$1,192	$5	1.52%	$2,467	$9	1.43%
Interest-bearing deposits in nonaffiliated banks	186,355	645	1.37	198,322	629	1.26
Taxable securities	1,562,744	8,977	2.30	1,492,246	8,074	2.16
Tax exempt securities	1,405,327	16,259	4.63	1,477,559	16,884	4.57
Loans	3,483,939	43,695	4.98	3,468,524	43,270	4.95

Total interest-earning assets	6,639,557	$69,581	4.16%	6,639,118	$68,866	4.12%
Noninterest-earning assets	441,645			431,070

Total assets	$7,081,202			$7,070,188

Interest-bearing liabilities:
Deposits	$3,795,808	$2,465	0.26%	$3,728,442	$2,228	0.24%
Fed funds purchased and other borrowings	343,683	97	0.11	524,357	638	0.48

Total interest-bearing liabilities	4,139,491	$2,562	0.25%	4,252,799	$2,866	0.27%
Noninterest-bearing liabilities	2,033,580			1,917,681
Shareholders’ equity	908,131			899,708

Total liabilities and shareholders’ equity	$7,081,202			$7,070,188

Net interest income and margin (tax equivalent)		$67,019	4.00%		$66,000	3.94%

	Three Months Ended June 30, 2017			Three Months Ended Mar. 31, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,229	$8	0.64%	$3,529	$2	0.23%
Interest-bearing deposits in nonaffiliated banks	45,043	112	1.00	134,556	274	0.83
Taxable securities	1,494,187	8,343	2.23	1,367,331	7,431	2.17
Tax exempt securities	1,528,760	17,414	4.56	1,529,610	17,561	4.59
Loans	3,418,105	41,814	4.91	3,369,599	40,065	4.82

Total interest-earning assets	6,491,324	$67,691	4.18%	6,404,625	$65,333	4.14%
Noninterest-earning assets	428,245			446,961

Total assets	$6,919,569			$6,851,586

Interest-bearing liabilities:
Deposits	$3,803,412	$1,930	0.20%	$3,808,933	$1,590	0.17%
Fed funds purchased and other borrowings	372,910	167	0.18	448,217	173	0.16

Total interest-bearing liabilities	4,176,322	$2,097	0.20%	4,257,150	$1,763	0.17%
Noninterest-bearing liabilities	1,867,596			1,747,532
Shareholders’ equity	875,651			846,904

Total liabilities and shareholders’ equity	$6,919,569			$6,851,586

Net interest income and margin (tax equivalent)		$65,594	4.05%		$63,570	4.03%

	Three Months Ended Dec. 31, 2016
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$4,703	$5	0.42%
Interest-bearing deposits in nonaffiliated banks	85,907	116	0.54
Taxable securities	1,281,717	6,459	2.02
Tax exempt securities	1,489,463	16,958	4.55
Loans	3,374,652	40,831	4.81

Total interest-earning assets	6,236,442	$64,369	4.11%
Noninterest-earning assets	434,629

Total assets	$6,671,071

Interest-bearing liabilities:
Deposits	$3,580,489	$1,305	0.14%
Fed funds purchased and other borrowings	488,240	137	0.11

Total interest-bearing liabilities	4,068,729	$1,442	0.14%
Noninterest-bearing liabilities	1,749,320
Shareholders’ equity	853,022

Total liabilities and shareholders’ equity	$6,671,071

Net interest income and margin (tax equivalent)		$62,927	4.01%

	Year Ended Dec. 31, 2017			Year Ended Dec. 31, 2016
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$3,096	$24	0.78%	$5,628	$24	0.43%
Interest-bearing deposits in nonaffiliated banks	141,368	1,660	1.17	58,254	318	0.55
Taxable securities	1,479,698	32,825	2.22	1,314,820	27,626	2.10
Tax exempt securities	1,484,952	68,118	4.59	1,459,121	66,268	4.54
Loans	3,435,447	168,843	4.91	3,333,241	162,994	4.89

Total interest-earning assets	6,544,561	$271,470	4.15%	6,171,064	$257,230	4.17%
Noninterest-earning assets	436,950			428,055

Total assets	$6,981,511			$6,599,119

Interest-bearing liabilities:
Deposits	$3,783,960	$8,213	0.22%	$3,469,005	$4,504	0.13%
Fed funds purchased and other short term borrowings	422,285	1,075	0.25	552,041	947	0.17

Total interest-bearing liabilities	4,206,245	$9,288	0.22%	4,021,046	$5,451	0.14%
Noninterest-bearing liabilities	1,892,453			1,730,207
Shareholders’ equity	882,813			847,866

Total liabilities and shareholders’ equity	$6,981,511			$6,599,119

Net interest income and margin (tax equivalent)		$262,182	4.01%		$251,779	4.08%